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                                                                    Exhibit 23.1



Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-         ) and related Prospectus of
Arch Coal, Inc. for the registration of $1,000,000,000 of securities and to the incorporation by reference therein of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Arch Coal, Inc. for the years ended December 31, 2003, 2002 and 2001 included in its Annual Report (Form 10-K/A) for, 2003 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference herein of our report dated January 23, 2004 with respect to the financial statements of Canyon Fuel Company, LLC for the years ended December 31, 2003, 2002, and 2001 incorporated by reference to the Arch Coal, Inc. Annual Report (Form 10-K/A) for 2003 filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

St. Louis, Missouri
November 19, 2004